UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 23, 2006

McKesson Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13252	943207296
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

McKesson Plaza, One Post Street, San Francisco, California		94104
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	415-983-8300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 23, 2006 the Compensation Committee of the McKesson Corporation Board of Directors (the "Committee")approved awards to the individuals named below who will be designated as named executive officers in the Company's 2006 Proxy Statement.

Management Incentive Plan Awards

The Committee approved cash awards to the executive officers named below pursuant to the terms of the McKesson Corporation (the "Company") 2005 Management Incentive Plan for the Fiscal Year ending March 31, 2006 ("FY 2006"), as follows:

John Hammergren
Chairman, President and Chief Executive Officer - $4,000,000

Paul Julian
Executive Vice President, Group President - $1,560,000

Jeffrey Campbell
Executive Vice President and Chief Financial Officer - $1,000,000

Pamela Pure
Executive Vice President, President McKesson Provider Technologies - $1,025,000

Ivan Meyerson
Former Executive Vice President, General Counsel and Secretary - $690,000
(Mr. Meyerson resigned his position as an officer of the Company on March 31, 2006 in anticipation of his pending retirement from the Company after 28 years of service.)

Stock Option Awards

Also at its meeting on May 23, 2006, the Committee made the following awards of nonqualified stock options ("Options") under the 2005 Stock Plan to the executive officers named below:

John Hammergren: - 285,000
Paul Julian: - 142,000
Jeffrey Campbell: - 63,000
Pamela Pure: - 55,000

All of the foregoing Options vest ratably over four years and have a seven-year life.

Performance Restricted Stock Units

The Committee also made the following awards of Performance Restricted Stock Units ("PRSUs") under the 2005 Stock Plan to the executive officers named below at its meeting on May 23, 2006. These awards are based on target awards established by the Committee in May 2005, and are the result of the Company's performance during FY 2006.

John Hammergren: - 266,000
Paul Julian: - 144,000
Jeffrey Campbell: - 61,000
Pamela Pure: - 64,000

All of the foregoing PRSUs vest 50% in one year, 100% in three years.

The Committee also adopted revised Statements of Terms and Conditions ("ST&Cs") applicable to the above awards, and which are attached hereto as Exhibits 10.1 and 10.2. The revisions amend provisions related to the effects on awards upon the occurrence of a change in control. Previously, awards vested immediately upon a change in control. Pursuant to the amendments, awards made on or after May 23, 2006, will immediately vest following a change in control only if the executive is terminated without "cause" or the executive resigns for "good reason", as those terms are defined in the ST&Cs. The amendments also provide for economic protection in the event of a change in control.

Also at its meeting on May 23, 2006 the Committee established target awards for Fiscal Year ("FY") 2007 for the named executive officers as follows:

Management Incentive Plan ("MIP")Target Awards

The Committee determined that the performance measure under the MIP for FY 2007 will be earnings per share. The Committee further determined that the target awards of the executive officers named below under the MIP for FY 2007 will be the amounts set forth next to their names. The actual amounts that may be awarded under the MIP may be smaller or larger than the target awards, depending on the actual performance of the Company.

John Hammergren - $1,860,644
Paul Julian - $840,829
Jeffrey Campbell - $593,283
Pamela Pure - $539,559

Performance Restricted Stock Unit Target Awards

The Committee determined that the target PRSU awards for the executive officers under the 2005 Stock Plan will be the number of units set forth next to their names. The Committee determined that the performance measure for these awards will be FY 2007 earnings per share. The actual number of units that may be awarded may be smaller or larger than the target awards, depending on the actual performance of the Company, and will vest three years after any award is made.

John Hammergren - 110,000
Paul Julian - 55,000
Jeffrey Campbell - 25,000
Pamela Pure - 22,000

Long Term Incentive Plan Targets for Fiscal Years 2007 - 2009

The Committee determined that the performance measures under the Company's Long Term Incentive Plan for the three-year performance period consisting of Fiscal years 2007-2009 (the "2007-2009 LTIP")will be cumulative earnings per share for the three-year period. The Committee further determined that the target awards of the executive officers named below will be the amounts set forth next to their names. The actual amounts that may be awarded under the 2007-2009 LTIP may be smaller or larger than the target awards, depending on the acutal performance of the Company.

John Hammergren - $2,700,000
Paul Julian - $1,375,000
Jeffrey Campbell - $600,000
Pamela Pure - $550,000

In connection with Mr. Meyerson's pending retirement from the Company, the Committee accelerated the vesting of 18,200 Restricted Stock Units ("RSUs") granted to Mr. Meyerson on May 25, 2004 to June 1, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McKesson Corporation

May 25, 2006	By:	Jeffrey C. Campbell

Name: Jeffrey C. Campbell
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Statement of Terms and Conditions Applicable to Officers Pursuant to the 2005 Stock Plan
10.2	Statement of Terms and Conditions Applicable to the Chief Executive Officer Pursuant to the 2005 Stock Plan